EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent public accountants, we hereby consent to the incorporation by reference into the Company’s previously filed Registration Statements on Form S-3 (Nos. 333-125208, 333-121612, 333-115759, 333-110103, 333-108658, 333-105814, 333-102587, 333-64444, 333-64432, 333-60966, 333-53108, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855, 333-73009, 333-52331, 333-37585) and Form S-8 (Nos. 333-119833, 333-106427, 333-54246, 333-30345, 333-30321), of our reports on the consolidated financial statements and on internal control over financial reporting both dated March 10, 2006, included in Spectrum Pharmaceuticals, Inc.’s Form 10-K for the year ended December 31, 2005.
/s/ Kelly & Company
Kelly & Company
Costa Mesa, California
March 10, 2006